SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 1999

                         PATRIOT NATIONAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

         Connecticut                                                06-1559137
(State or other jurisdiction      (Commission File Number)         (IRS Employer
      of incorporation)                                           Identification
                                                                      Number)

                 900 Bedford Street, Stamford, Connecticut 06901
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (203) 324-7500

                                       N/A

          (Former name or former address, if changed since last report)



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Item 5.  Other Events

THE REORGANIZATION

         On December 1, 1999, following receipt of regulatory and shareholder approval, Patriot National Bank (the "Bank") reorganized into a holding company structure (the "Reorganization") becoming a wholly owned subsidiary of Patriot National Bancorp, Inc., a Connecticut corporation ("Bancorp"). The Reorganization was accomplished through the following steps: (1) the organization of Bancorp; (2) the execution and delivery by Bancorp and the Bank of an Agreement and Plan of Reorganization dated as of June 28, 1999; (3) the formation of Patriot Interim Bank, National Association; and (4) the merger of the Bank into Patriot Interim Bank, National Association under the charter of the Bank. The name of the national banking association resulting from the merger of Patriot Interim Bank, National Association and the Bank is "Patriot National Bank."

         Upon the effectiveness of the Reorganization, among other
things, each of the then issued and outstanding shares of Common Stock, $2.00 par value, of the Bank (the "Bank Common Stock") was converted into one share of Common Stock, $2.00 par value, of Bancorp (the "Bancorp Common Stock"). Each share of capital stock of Patriot Interim Bank, National Association remained outstanding and all such capital stock is owned by Bancorp. As of that date, each outstanding option or warrant to purchase shares of Bank Common Stock automatically became an option or warrant to purchase an equal number of shares of Bancorp Common Stock on the same terms and conditions specified in such option or warrant.

         The Bancorp Common Stock trades on the Nasdaq SmallCap Market under the symbol "PNBK."

         Since the Bank Common Stock was registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Bancorp Common Stock is, in accordance with Rule 12g-3 under the Exchange Act, deemed to be registered under Section 12(g) of the Exchange Act upon consummation of the Reorganization. In accordance with applicable regulations of the Office of the Comptroller of the Currency (the "OCC"), the Bank filed periodic reports and proxy statements under the Exchange Act with the OCC prior to the effective date of the Reorganization. Among other things, these reports contain audited annual financial statements and unaudited interim financial information.

                  The shares of Bancorp Common Stock issued upon consummation of the Reorganization were not registered under the Securities Act of 1933, as amended, in reliance on the exemption contained in Section 3(a)(12) of that Act.



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DESCRIPTION OF BANCORP COMMON STOCK

         The Bancorp Common Stock has substantially the same rights and privileges as the Bank Common Stock had.

         The authorized capital stock of Bancorp consists of 5,333,333 shares of Bancorp Common Stock. Bancorp has no other authorized class of capital stock. Upon consummation of the Reorganization, there were 2,160,952 shares of Bancorp Common Stock issued and outstanding. The Bancorp Common Stock not issued and outstanding may be issued at such time and upon such terms, including price, as the Board of Directors may determine.

         In general, each holder of Bancorp Common Stock is entitled to one vote for each share held. In all elections of directors, shareholders have cumulative voting rights; namely, the number of votes each shareholder may cast will be determined by multiplying the number of shares owned by the number of directors to be elected. These votes may then be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions or voting issues, each shareholder is entitled to one vote for each share of stock held.

         The holders of Bancorp Common Stock do not have preemptive rights or any other preferential rights to subscribe for additional shares of stock on a pro rata basis when and if such additional shares may be offered or sold by Bancorp in the future.

         The holders of Bancorp Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor.

         Registrar & Transfer Company, Cranford, New Jersey, is the transfer agent and registrar for the Bancorp Common Stock.

Item 7.  Financial Statements and Exhibits

            (c)   Exhibits

    Exhibit No.                            Description

        2         Agreement and Plan of Reorganization dated as of June 28, 1999 between Bancorp and the Bank
       3(i)       Certificate of Incorporation of Bancorp, dated June 16, 1999
      3(ii)       By-laws of Bancorp
     10(a)(1)     Form of 1994 Warrant to Purchase Common Stock
     10(a)(2)     Form of 1998 Warrant to Purchase Common Stock
     10(a)(3)     Lease dated February 1, 1995 between 999 Bedford Street
                  Corporation and the Bank
      10(c)       1999 Stock Option Plan of the Bank




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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               PATRIOT NATIONAL BANCORP, INC.

Date:  February 18, 2000                       By:  /s/ PHILIP W. WOLFORD
                                                   -----------------------------
                                                   Philip W. Wolford
                                                   President


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                                  Exhibit Index

    Exhibit No.                            Description

        2         Agreement and Plan of Reorganization dated as of June 28, 1999 between Bancorp and the Bank
       3(i)       Certificate of Incorporation of Bancorp, dated June 16, 1999
      3(ii)       By-laws of Bancorp
     10(a)(1)     Form of 1994 Warrant to Purchase Common Stock
     10(a)(2)     Form of 1998 Warrant to Purchase Common Stock
     10(a)(3)     Lease dated February 1, 1995 between 999 Bedford Street
                  Corporation and the Bank
      10(c)       1999 Stock Option Plan of the Bank